Exhibit 23

Consent of Independent Registered Public Accounting Firm

Hecla Capital Accumulation Plan

Coeur d’Alene, Idaho

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-126362), Form S-4 (No. 333-130682) and Form S-8 (No.333-96995, 33-60095 and 33-60099) of Hecla Mining Company of our reports dated June 22, 2007, relating to the financial statements and supplemental schedule of the Hecla Mining Company Capital Accumulation Plan appearing on this Form 11-K for the year ended December 31, 2006.

BDO Seidman, LLP

Spokane, Washington

June 27, 2007